UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2009
UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of	(Commission File No.)	(IRS Employer I.D. No.)
incorporation)
275 West Federal Street, Youngstown, Ohio 44503-1203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (330) 742-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On April 14, 2009, United Community Financial Corp., appointed Douglas M. McKay, to the office of President, in addition to his position as Chairman of the Board and Chief Executive Officer. Mr. McKay was appointed to the position of President to replace David G. Lodge, who retired March 1, 2009.
     Mr. McKay, 61 years old, has approximately 38 years of experience in the financial services industry. Mr. McKay has been the Chairman of the Board and CEO of the Company since its inception in 1998, and he served as the President of the Company from 1998 until January 2007, when Mr. Lodge was appointed to the position of President and Chief Operating Officer. The Company has no plans at this time to fill the position of Chief Operating Officer.
     Mr. McKay also serves as the Chairman of the Board of The Home Savings and Loan Company of Youngstown, Ohio, the Company’s wholly-owned subsidiary. From 1995 until March 30, 2009, Mr. McKay served as the Chairman of the Board and CEO of Home Savings, and from 1996 until March 2000, also served as the President of Home Savings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Jude J. Nohra
Jude J. Nohra, Secretary

Date: April 17, 2009